UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 225-1000

ITEM 5.	OTHER EVENTS

On January 14, 2004, Genentech, Inc., a Delaware corporation, issued a press release announcing earnings for the three and twelve months ended December 31, 2003. A copy of the earnings press release is filed as Exhibit 99.1 to this report.

The non-GAAP financial measures used within our earnings press release include net income and earnings per share for the three and twelve months ended December 31, 2003 and 2002, excluding recurring charges related to the redemption of our callable putable common stock on June 30, 1999 (the "Redemption") and the effects of push-down accounting, litigation-related special items, the cumulative effect of a change in accounting principle related to our adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (or FIN 46), and their related tax effects.

Each non-GAAP financial measure presented in the earnings press release is included because our management uses this information to monitor and evaluate Genentech's operating results and trends on an on-going basis. Our management believes the non-GAAP information is also useful for investors because the amounts relating to the Redemption and push-down accounting, the litigation-related special items and the cumulative effect of a change in accounting principle related to our adoption of FIN 46 that are excluded were the result of transactions that are unusual due to their nature, size or infrequency. Consequently, excluding those items from our operating results provides users of the financial statements an important insight into our operating results and related trends that affect our business. In addition, our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits.

                99.1  Earnings Press Release of Genentech, Inc. dated January 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date:	January 14, 2004	/s/ARTHUR D. LEVINSON

Arthur D. Levinson, Ph.D. President and Chief Executive Officer

Date:	January 14, 2004	/s/LOUIS J. LAVIGNE, JR.

Louis J. Lavigne, Jr. Executive Vice President and Chief Financial Officer

Date:	January 14, 2004	/s/JOHN M. WHITING

John M. Whiting Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release of Genentech, Inc. dated January 14, 2004.